Exhibit 5.11

190 EAST CAPITOL STREET, SUITE 800 (39201) P.O. BOX 427 JACKSON, MISSISSIPPI 39205-0427 601-949-4900 FAX 601-949-4804

May 2, 2014

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

Re:	Registration Statement on Form S-4 / Offer to Exchange $850,000,000
Principal Amount of 6.375% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as special Mississippi counsel for Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and its subsidiary, Ameristar Casino Vicksburg, Inc., a Mississippi corporation (the “Mississippi Guarantor”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company of $850,000,000 aggregate principal amount of its new 6.375% Senior Notes due 2021 (the “New Notes”), in connection with the proposed exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of its outstanding 6.375% Senior Notes due 2021 (the “Old Notes” and, collectively with the New Notes, the “Notes”), with a minimum of $2,000 principal amount exchanged, under the Indenture dated as of August 5, 2013 between PNK Finance Corp. and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented by that Supplemental Indenture dated as of August 13, 2013 by and among the Company, the subsidiary guarantors named therein and the Trustee (the “Supplemental Indenture” and such Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

The Indenture provides for and includes the terms of a guarantee of the New Notes (including the Notation of Guaranty (as defined below), the “New Guarantees”) to be issued by certain direct and indirect subsidiaries of the Company, including but not limited to the Mississippi Guarantor.

This opinion is being issued and delivered to you to be filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Indenture.

Pinnacle Entertainment, Inc.

May 2, 2014

As special Mississippi counsel, and for the purpose of rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, the following:

(i)	the Registration Statement, in the form filed with the Commission, including the Prospectus contained therein;

(ii)	the Indenture, which governs the Company’s Notes and the Mississippi Guarantor’s New Guarantee;

(iii)	the form of the New Notes;

(iv)	the form of the Notation of Guaranty to evidence the New Guarantees (the “Notation of Guaranty”);

(v)	the articles of incorporation and bylaws of the Mississippi Guarantor, each as amended through the date hereof and as certified by the Officer Certificate (respectively, the “Articles of Incorporation” and “Bylaws”); and

(vi)	the unanimous written consent and resolutions of the sole director of the Mississippi Guarantor dated as of August 13, 2013, with respect to the transactions referred to in the Indenture and New Guarantees and as certified by the Officer Certificate.

The documents listed above at paragraphs (i) through (vi), inclusive, are hereinafter collectively referred to herein as the “Transaction Documents.”

In our capacity as special Mississippi counsel to the Mississippi Guarantor in connection with the registration contemplated by the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Mississippi Guarantor in connection with the authorization and issuance of the Notes and the New Guarantees. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no, or limited, inquiry as specified below. We have been furnished with, and have relied upon, as to factual matters only, the Officer Certificates and assurances of the officers and other representatives of the Company and the Mississippi Guarantor, and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the Transaction Documents; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company or the Mississippi Guarantor.

Pinnacle Entertainment, Inc.

May 2, 2014

Without limiting the generality of the foregoing, in rendering this opinion, we have assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (ii) all documents submitted to us as originals are authentic, (iii) the signatures on all documents that we have examined are genuine, and (iv) all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original documents.

While certain members of our firm are admitted to practice in jurisdictions other than Mississippi, for purposes of this letter, we have examined only the laws of the State of Mississippi. No opinion is expressed herein with respect to (i) the qualification of the Notes or New Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulations relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, person, employee benefit, environmental, intellectual property, banking, insurance, labor, and health and safety laws or (iv) any county, municipality or any other political subdivision or local governmental agency or authority laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Supplemental Indenture to which the Mississippi Guarantor is a party has been duly authorized, executed and delivered by the Mississippi Guarantor.

2. The New Guarantees and the execution and delivery of the Notation of Guaranty have been duly authorized.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi. This opinion is limited to the effect of the current state of the laws of the State of Mississippi and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or facts after such time as the Registration Statement is declared effective. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal matters.” We further consent to the reliance on our opinion letter by Irell & Manella LLP, counsel to the Company, for purposes of its opinion letter filed as Exhibit 5.1 to the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones Walker, LLP

JONES WALKER LLP